EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement of Bank United Corp. on Form S-8 of our report dated October 21, 1998, appearing in the Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1998.


DELOITTE & TOUCHE LLP

Houston, Texas
June 25, 1999